Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
N/A
N/A
28
$3,639,987.92
18
$3,082,549.49
0
$0.00
46
$6,722,537.41
Foreclosure
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Bankruptcy
5
$460,623.76
0
$0.00
0
$0.00
0
$0.00
5
$460,623.76
REO
N/A
N/A
0
$0.00
0
$0.00
0
$0.00
0
$0.00
FB(Contractual)
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Total
5
$460,623.76
28
$3,639,987.92
18
$3,082,549.49
0
$0.00
51
$7,183,161.17
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
Foreclosure
Bankruptcy
REO
FB(Contractual)
Total
0
$0.00
Trustee Report
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
Default Summary Dashboard (OTS)
Date: 4/15/2005 11:59:51 AM Deal Number: SASCO 2005-NC1 Report As of: 3/30/2005